EXHIBIT 4.18

CERTIFICATE OF TRUST

The undersigned, the trustees of RJF Capital Trust I, desiring to form a statutory trust pursuant to Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”), hereby certify as follows:

(a)	The name of the statutory trust being formed hereby (the “Trust”) is “RJF Capital Trust I.”

(b)	The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

BNY Mellon Trust of Delaware

White Clay Center, Route 273

Newark, DE 19711

(c)	This Certificate of Trust shall be effective as of the date of filing.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

Dated: May 28, 2009

/s/ Paul C. Reilly
Name:	Paul C. Reilly
Title:	Regular Trustee

/s/ Jeffrey E. Trocin
Name:	Jeffrey E. Trocin
Title:	Regular Trustee

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President